Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of FedEx Corporation for the registration of debt securities and common stock and to the incorporation by reference therein of our reports dated July 10, 2009, with respect to the consolidated financial statements and schedule of FedEx Corporation and the effectiveness of internal control over financial reporting of FedEx Corporation, included in its Annual Report (Form 10-K) for the year ended May 31, 2009, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement and related Prospectus noted above of our reports dated July 10, 2009 with respect to the consolidated financial statements and schedule of Federal Express Corporation, and the effectiveness of internal control over financial reporting of Federal Express Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis, Tennessee

July 29, 2009